SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2003

Preformed Line Products Company (Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation	0-31164 (Commission File Number)	34-0676895 (IRS Employer dentification No.)

660 Beta Drive Mayfield Village, Ohio (Address of principal executive offices)	44143 (Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

ITEM 9. REGULATION FD DISCLOSURE (Information furnished in this Item 9 is Furnished under Item 12)

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except, as shall be expressly set forth by specific reference in such a filing. On April 28, 2003, Preformed Line Products Company issued a press release announcing earnings for the quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

By: /s/ Eric R. Graef
Eric R. Graef, Vice President - Finance and Treasurer

DATED: April 28, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 28, 2003, announcing first quarter earnings.